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                                                                    EXHIBIT 10.7



ADDENDUM TO EMPLOYMENT AND NONCOMPETE AGREEMENT
R. C. MATNEY

This Agreement, dated this 1st day of February, 1999 is made by and between
R. C. Matney, a resident of the State of Indiana ("Executive"), and Mark VII, Inc., a Delaware corporation ("Employer").

RECITALS

Executive and Employer previously entered into "Employment and Noncompete Agreement" as of April 1, 1992 and subsequent addenda dated July 1, 1994, October 1, 1996 and October 1, 1997. The parties undertake and agree to modify said Agreement and Addenda to the extent expressly stated herein. In all other respects, the said Agreement and Addenda shall remain as originally stated.

AGREEMENT

In consideration of the mutual promises, covenants and agreements contained herein and in the underlying Agreement and Addenda, the parties do hereby further agree as follows:

I.   BASE SALARY.

Commencing January 1, 1999, the base salary of Executive shall be $330,000 a year.

II.  MONTHLY SHAREHOLDER VALUE BONUS.

Commencing January 1, 1999, Executive shall be paid a monthly bonus equal in amount to the current average fair-market value of the Company's common stock during the month for which the bonus is paid multiplied by 800.

III. DISCONTINUATION OF BONUS BASED ON STOCK PRICE PERFORMANCE.

Subparagraph B of Paragraph III of the Addendum dated October 1, 1997 is discontinued as of December 31, 1998. However, any bonus earned for the interval of July 1, 1998 through December 31, 1998 shall be paid as originally agreed.

IV.  STOCK OPTIONS.


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By separate document, Employer shall provide Executive with an option to purchase 40,000 shares of Employer's common stock exercisable at a price equal to the market closing price on January 6, 1999 which shall vest in 5 equal annual installments commencing January 1, 2000 exercisable one year after vesting. The options shall lapse December 31, 2009.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum on the day and year first above written.



"EXECUTIVE"


/s/ R. C. Matney
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R.C. Matney




"EMPLOYER"


MARK VII, INC.

a Delaware corporation


By: /s/ James T. Graves
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James T. Graves, Vice Chairman